CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Exhibit 4.17

AMENDMENT

This is to confirm the amendment to R&D AND CONSIGNMENT AGREEMENT (“the Agreement”) executed on March 29, 2018 between Toppan Inc. (“Toppan”; formerly known as Toppan Printing Co., Ltd.) and VTS-Touchsensor Products Co., Ltd. (“Company”).

1.The parties agree to replace Section 5. (a) as below.

(a)The Company shall pay the fees in consideration for the Services (the “Fees”) provided by Toppan on a monthly basis (or per any fraction of month to be calculated on a daily basis, if the relevant month is not the whole month), in the amount of JPY 4,990,000 per month (exclusive of applicable consumption tax) for the Services rendered for the period from April 1,2021 to March 31,2022. The Parties hereby acknowledge that the amount of the Fees for the above period was calculated and the amount of the Fees after the above period shall be calculated, based on the following formula:

The monthly amount of the Fees shall be equal to the sum of the figures of (i) and (ii) below;

(i)the aggregate amount of monthly salaries of eight staff (subject to the adjustment in

(b)below) (“Monthly Staff Cost”), multiplied by 2%, to cover general administrative costs of Toppan in connection with the Services; and

(ii)Monthly Staff Cost multiplied by Mark-Up Percentage. “Mark-Up Percentage”, shall mean, 108% for the period from March 29, 2018 to March 31,2020, and 107% thereafter.

Accordingly, the monthly amount of the Fees for the period from April 1,2021 to March 31, 2022 shall be calculated as 109% of the Monthly Staff Cost.

2.	The parties agree to replace the Exhibit A and the Exhibit B in the Agreement with the Exhibit A and the Exhibit B attached hereto.

3.This amendment shall have effect as from April 1, 2021 and shall end on March 31, 2022.

4.	Except as specifically provided herein above, the parties shall comply with the terms and conditions of the Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the dated indicated below.

Toppan Inc.		VTS-Touchsensor Products Co., Ltd.

Date:	September 6, 2021	Date:	September 3, 2021

By:	/s/ Kazunori Katsumura	By:	/s/ Mario Bernardo N.Santos
Name: Kazunori Katsumura		Name: Mario Bernardo N.Santos
Title: Senior General Manager		Title: Managing Director

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Exhibit A

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Exhibit B

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